FOR IMMEDIATE RELEASE

Highpower International Provides Fourth Quarter and Fiscal Year 2010 Outlook

Schedules Fourth Quarter and Year End Earnings Call March 28, 2011

New York, NY and Shenzhen, China – March 4, 2011 – Highpower International, Inc. (Nasdaq: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today provided its revenue and earnings outlook for the fourth quarter and fiscal year ended December 31, 2010.

For the fourth quarter of 2010, the Company expects revenue to be in the range of $27.5 to $28.0 million and net income to be in the range of $1.3 to $1.5 million. At the midpoint of the range, this represents a 23% increase in revenue and a 119% increase in net income as compared to the fourth quarter of 2009.

For the fiscal year ended December 31, 2010, the Company expects revenue to be in the range of $104.5 to $105.0 million and net income to be in the range of $5.9 to $6.1 million. At the midpoint of the range, this represents a 49% increase in revenue and a 35% increase in net income as compared to the fiscal year ended December 31, 2009.

“We are proud of the strong results that we achieved in the fourth quarter and fiscal year of 2010,” said Mr. George Pan, Chairman and Chief Executive Officer of Highpower International. “We are benefiting from increasing global demand for rechargeable batteries and our success in selling our batteries into an increasing number of next generation consumer electronics products. We remain focused on expanding our sales and marketing efforts worldwide and advancing our position as a leading provider of clean energy solutions for consumer products and alternative energy applications.”

Highpower International will release full financial results for the fourth quarter and fiscal year 2010 on Monday, March 28, 2011.  The Company will host a conference call that day at 7:00 a.m. Pacific time/10:00 a.m. Eastern time to discuss those results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 888-799-5026 from the U.S., or 973-409-9693 from outside the U.S. and referencing the reservation code 49794466. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at http://www.highpowertech.com or www.InvestorCalendar.com.

Highpower International, Inc.

A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 from the U.S., or 706-645-9291 from outside the U.S., and entering reservation code 49794466. A webcast replay will be available for one year.

About Highpower International, Inc.

Highpower International, Inc. develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Highpower International’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Taiwan, Southeast Asia and South America. For more information, visit http://www.highpowertech.com

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com .

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.  Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Financial Profiles, Inc.
Tricia Ross
+1-916-939-7285
HPJ@finprofiles.com

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